Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809

ECOLAB DIRECTOR NOMINEES ELECTED; INDEPENDENT AUDITORS RE-APPOINTED; MANAGEMENT PERFORMANCE INCENTIVE PLAN RE-APPROVED; STOCKHOLDER PROPOSAL APPROVED

ST. PAUL, Minn., May 8, 2009 — Ecolab Inc. stockholders today elected current directors, Leslie S. Biller, Jerry A. Grundhofer and John J. Zillmer to the Board for a three-year term ending in 2012. In addition, stockholders ratified the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for 2009 and re-approved the company’s Management Performance Incentive Plan, as amended.

An advisory stockholder proposal to eliminate classification of Board terms was approved.  The Board will consider the actions to be taken in response to this advisory vote at future meetings.

With sales of $6 billion and more than 26,000 associates, Ecolab (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to the foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

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(ECL-C)